UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 28, 2005

CENTURY BUSINESS SERVICES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-25890	22-2769024

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6050 Oak Tree Boulevard South, Suite 500, Cleveland, Ohio		44131

(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code 216-447-9000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On April 28, 2005, Century Business Services, Inc. (CBIZ) announced its earnings and conducted its earnings conference call for the first quarter ended March 31, 2005. A copy of the press release is filed herewith as Exhibit 99.1. On the conference call, CBIZ disclosed the following additional information:

•	During the first quarter of 2005, CBIZ repurchased approximately 90,000 shares of CBIZ common stock under a program approved by CBIZ’s Board of Directors, which expires December 31, 2005.

•	Discontinued businesses in the first quarter of 2005 include a unit from the Accounting, Tax and Advisory practice group, a unit from the Benefits & Insurance practice group and certain operations from a unit in the National Practices — Other practice group. During 2004 these units generated approximately $10.0 million in revenue and operated at a loss.

•	CBIZ reported days sales outstanding (DSO) of 87 days at March 31, 2005 compared with 89 days a year ago.

Additionally, in the “Select Balance Sheet Data and Ratios” section of the first quarter earnings release, CBIZ reported DSO from continuing operations of 89 days as of December 31, 2004. DSO from continuing operations as of December 31, 2004 should have been reported as 73 days.

Item 9.01. Financial Statements and Exhibits.

     (c) Exhibits

Exhibit 99.1 Press Release of Century Business Services, Inc. dated April 28, 2005, announcing its financial results for the first quarter ended March 31, 2005.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTURY BUSINESS SERVICES, INC.

Date: May 4, 2005

/s/ Ware H. Grove
Ware H. Grove
Chief Financial Officer